AMERICAN REAL ESTATE INVESTMENT CORPORATION
                       620 West Germantown Pike, Suite 200
                           Plymouth Meeting, PA 19462

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 11, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



         The undersigned, revoking all previous proxies, hereby appoints Jeffrey
E. Kelter, David F. McBride and Timothy A. Peterson, or any of them, as proxies, each with full power of substitution and all of the powers which the undersigned would possess if present in person, and hereby authorizes them to represent and vote, as designated on the reverse side of this proxy, all of the shares of common stock of American Real Estate Investment Corporation (the "Company") registered in the name of the undersigned on October 30, 1998 at the Annual Meeting of Stockholders of the Company to be held on December 11, 1998, and at any adjournment or postponement thereof.

         The shares represented hereby will be voted as directed by this proxy. If no direction is made, this proxy will be voted FOR Proposal 1, FOR Proposal 2, FOR the election of all nominees for director listed under Proposal 3 and FOR Proposal 4. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting.

         Receipt of the Company's Notice of Annual Meeting of Stockholders, Proxy Statement and the Annual Report to Stockholders is acknowledged.

          (IMPORTANT -- TO BE MARKED, SIGNED AND DATED ON REVERSE SIDE)




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Please mark your votes as in
/X/
this example.

                                                           For Against Abstain
1.  To approve the issuance of shares of our common stock  / /   / /     / /
    upon conversion of up to 1,362,940 units of limited partnership interest ("OP Units") of our operating partnership, American Real Estate Investment, L.P. (the
    "Operating Partnership"), by the holders of such OP Units who obtained such OP Units pursuant to two contribution agreements, each dated as of February 4, 1998 between the Operating Partnership and the parties listed on the signature pages thereto, as described in the Proxy
    Statement

2.  To approve the issuance of shares of common stock of the For Against Abstain
    Company upon conversion of up to approximately           / /   / /     / /
    1,992,514 DP Units by the holders of such OP Units who obtained, or may obtain, such OP Units pursuant to the contribution agreement, dated as of April 30, 1998 between the Company, the Operating
    Partnership and the parties listed on the signature pages thereto, as described in the Proxy Statement



                                                     Withheld
3. ELECTION OF DIRECTORS          For all nominees      from
                                                    all nominees
                                       / /              / /


 NOMINEES:  Francesco Galesi and Michael J. Falcone

 FOR, except vote withheld from the following nominee(s)


4.  To approve a proposal to amend and       For      Against     Abstain
    restate our 1993 Omnibus Incentive       / /       / /          / /
    Plan, as described in the Proxy
    Statement

5.  In their discretion, the proxies are
    authorized to vote upon such other
    business as may properly come before
    the meeting


NOTE:Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries should so indicate when signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy may be mailed, postage-free, in the enclosed envelope .




___________,1998 ____________________   ______________, 1998 ________________
                 Signature Title                              Signature (if
                 (if required)                                held jointly)


                                                  PLEASE MARK, SIGN,
                                                  DATE AND RETURN THIS
                                                  PROXY CARD PROMPTLY
                                                  USING THE ENCLOSED
                                                  ENVELOPE



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